           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1998
                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                              DATAWORKS CORPORATION
             (Exact name of Registrant as specified in its charter)

                                ----------------

                 California                                    33-0209937
       (State or other jurisdiction                         (I.R.S. Employer
      of incorporation or organization)                  Identification Number)

                                ----------------

                    5910 Pacific Center Boulevard, Suite 300
                               San Diego, CA 92121
                    (Address of principal executive offices)



                           1995 EQUITY INCENTIVE PLAN

                        1995 EMPLOYEE STOCK PURCHASE PLAN

                 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plans)

                                ----------------

                                Stuart W. Clifton
                 Chairman, President and Chief Executive Officer
                              DATAWORKS CORPORATION
                    5910 Pacific Center Boulevard, Suite 300
                           San Diego, California 92121
                     (Name and address of agent for service)

                                ----------------

                                 (619) 546-9600
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                             Frederick T. Muto, Esq.
                              Thomas A. Coll, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                               San Diego, CA 92121
                                 (619) 550-6000

                                ----------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
                                              PROPOSED MAXIMUM    PROPOSED MAXIMUM
  TITLE OF SECURITIES          AMOUNT TO       OFFERING PRICE        AGGREGATE          AMOUNT OF
    TO BE REGISTERED         BE REGISTERED      PER SHARE(1)      OFFERING PRICE(1)   REGISTRATION FEE
------------------------------------------------------------------------------------------------------
Common Stock, no par value  2,150,000 shares      $8.8125           $18,946,875          $5,590
======================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1). The price per share and the aggregate offering price are calculated on the basis of the average of the high and low sales prices of Registrant's Common Stock on July 20, 1998 as reported on the Nasdaq National Market for shares issuable under the 1995 Equity Incentive Plan, as amended, the 1995 Non-Employee Directors' Stock Option Plan, as amended, and the 1995 Employee Stock Purchase Plan, as amended.

                                EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering (1) an additional 1,250,000 shares of the Company's Common Stock to be issued pursuant to the Company's 1995 Equity Incentive Plan, as amended (the "Equity Plan"), (2) an additional 750,000 shares of the Company's Common Stock to be issued pursuant to the Company's 1995 Employee Stock Purchase Plan, as amended (the "Purchase Plan"), and (3) an additional 150,000 shares of the Company's Common Stock to be issued pursuant to the Company's 1995 Non-Employee Directors' Stock Option Plan, as amended (the "Directors' Plan"). The Registration Statements on Form S-8 previously filed with the Commission relating to the Equity Plan, the Purchase Plan and the Directors' Plan (File Nos. 33-99586 and 333-45561) are incorporated by reference herein.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 22nd day of July, 1998.

                            DATAWORKS CORPORATION


                            By:  /s/ STUART W. CLIFTON
                                 Stuart W. Clifton
                                 Chief Executive Officer, President and Chairman of the Board

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart W. Clifton, Norman R. Farquhar and Bradley J. Thies, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                               TITLE                           DATE

/s/ STUART W. CLIFTON           President, Chief Executive Officer,           July 22, 1998
----------------------------    Chairman of the Board and Director
Stuart W. Clifton               (Principal Executive Officer)


/s/ NORMAN R. FARQUHAR          Executive Vice President, Chief               July 22, 1998
----------------------------    Financial Officer and Director
Norman R. Farquhar              (Principal Financial Officer)


/s/ RICK E. RUSSO               Vice President, Finance (Principal            July 22, 1998
----------------------------    Accounting Officer)
Rick E. Russo


/s/ NATHAN W. BELL              Director                                      July 22, 1998
----------------------------
Nathan W. Bell


/s/ TONY N. DOMIT               Director                                      July 22, 1998
----------------------------
Tony N. Domit


/s/ WILLIAM P. FOLEY II         Director                                      July 22, 1998
----------------------------
William P. Foley II


/s/ RONALD S. PARKER            Director                                      July 22, 1998
----------------------------
Ronald S. Parker


----------------------------    Director                                      July 22, 1998
Roy Thiele-Sardina

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION OF DOCUMENT

5.1            Opinion of Cooley Godward LLP.
23.1           Consent of Ernst & Young LLP.
23.2           Consent of PricewaterhouseCoopers LLP.
23.3           Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this  Registration
               Statement.
24.1           Power of Attorney is contained on the signature page.
99.1           Registrant's 1995 Equity Incentive Plan, as amended.
99.2           Registrant's 1995 Non-Employee Directors' Stock Option Plan, as amended.
99.3           Registrant's 1995 Employee Stock Purchase Plan, as amended.